Exhibit 99.1 News July 9, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Second-quarter 2019 Conference Call and Webcast Scheduled TULSA, Okla. – July 9, 2019 – ONEOK, Inc. (NYSE: OKE) will release second- quarter 2019 earnings after the market closes on July 30, 2019. ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on July 31, 2019. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 800-353-6461, pass code 3421896, or log on to www.oneok.com. What: ONEOK second-quarter 2019 earnings conference call and webcast When: 11 a.m. Eastern, July 31, 2019 10 a.m. Central Where: 1) Phone conference call dial 800-353-6461, pass code 3421896 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 3421896. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. For information about ONEOK, visit the website: www.oneok.com. ONEOK is a Fortune 500 company and is included in the S&P 500. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ###